Exhibit 99.2

CONFIDENTIAL
Weatherford International Ltd.
$500 Million 8.75% Senior Secured First Lien Notes
Commitment Letter

Weatherford International Ltd.
2000 St. James Place
Houston, Texas 77056
Attention: Karl Blanchard
         Interim Chief Executive Officer,
         Executive Vice President and
         Chief Operating Officer
August 4, 2020
Ladies and Gentlemen:
Weatherford International Ltd. (“Weatherford”, the “Issuer” or “you”) has advised the entities listed on Schedule I hereto (each, a “Notes Purchaser” and together, the “Notes Purchasers”, “we” or “us”) that Weatherford intends to refinance and/or cash collateralize all outstanding obligations under its ABL Credit Agreement (such term and each other capitalized term used but not defined herein having the meaning assigned to such term in the Summary of Principal Terms and Conditions attached hereto as Exhibit A (the “Term Sheet”)).
Weatherford has further advised that, in connection therewith, and subject solely to the conditions set forth in Section 4 of this Commitment Letter and the Term Sheet under the paragraph titled “Conditions to New Notes Purchase,” it will issue the 8.75% senior secured first lien notes (the “New Notes”) described in the Term Sheet, in an aggregate principal amount of $500 million (the date of the issuance of the New Notes, the “Closing Date”).
1.Commitments.
In connection with the foregoing, the Notes Purchasers hereby commit, on a several and not joint basis, to purchase, for cash, in the aggregate for all such entities, 100% of the principal amount of the New Notes, in each case upon the terms, and subject solely to the conditions, set forth in this commitment letter (including the Term Sheet and other attachments hereto, this “Commitment Letter”), which commitment is allocated among the Notes Purchasers as set forth on Schedule I hereto.
2.Information.
You hereby represent that (a) all written factual information (other than projections (such projections, the “Projections”), forward looking information and information of a general economic or industry specific nature) (the “Information”) that has been or will be made available to any Notes Purchaser by you or any of your representatives on your behalf in connection with the transactions contemplated hereby, when taken as a whole, is or will be, when furnished, correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (giving effect to all supplements and updates provided thereto) and (b) the Projections and other forward looking information that have been or will be made available to any Notes Purchaser by you or any of your representatives on your behalf in connection with the transactions contemplated hereby have been or will be prepared in good faith based upon assumptions that you believe to be reasonable at the time made and at the time such Projections or other forward looking information are made available to us; it being understood by the Notes Purchasers that such Projections and other forward looking information are as to future events and are not to be viewed as facts, such Projections and other forward looking information are subject to significant uncertainties and contingencies, that actual results during the period or periods covered by any such Projections or other forward looking information may differ significantly from the projected results, such differences may be material, and that no assurance can be given that the projected results will be realized. You agree that, if at any time prior to the Closing Date, you become aware that any of the representations in the preceding sentence would be incorrect in any material respect if the Information and Projections were being furnished, and such representations were being made, at such time, then you will use commercially reasonable efforts to promptly supplement the Information and the Projections so that such representations will be correct in all material respects under those circumstances. The Notes Purchasers will be entitled to use and rely on the Information and Projections without responsibility for independent verification thereof.
3.Fees.
As consideration for the Notes Purchasers’ commitments hereunder, you agree to pay to us the fees set forth in the Term Sheet on the terms and subject to the conditions set forth therein. Once paid, such fees shall not be refundable under any circumstances except as agreed to between you and us.

4.Conditions Precedent.
Each Notes Purchaser’s obligation to purchase its portion of the New Notes on the Closing Date are subject solely to the satisfaction (or waiver by such Notes Purchaser) of the conditions set forth in the Term Sheet under the paragraph titled “Conditions to New Notes Purchase.” There shall be no conditions to the issuance and purchase of the New Notes other than those expressly referred to in this Section 4.
5.Indemnification; Expenses.
You agree (a) to indemnify and hold harmless each Notes Purchaser and its affiliates, and their respective officers, directors, employees, agents, controlling persons, members and representatives (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any such Indemnified Person may become subject or that may be incurred or asserted or awarded against such Indemnified Person arising out of or in connection with this Commitment Letter or any related transaction or any actual or threatened claim, actions, suits, inquiries, litigation, investigation or proceeding (any such claim, actions, suits, inquiries, litigation, investigation or proceeding, a “Proceeding”) relating to any of the foregoing, regardless of whether any such Indemnified Person is a party thereto (and regardless of whether such matter is initiated by you, your equity holders, creditors or any other third party or by any of your subsidiaries or affiliates), and to reimburse each such

Indemnified Person promptly upon demand for any reasonable and documented out-of-pocket legal expenses incurred in connection with investigating or defending any of the foregoing by one firm of counsel for all Indemnified Persons, taken as a whole (and, if necessary, by a single firm of local counsel in each appropriate jurisdiction for all Indemnified Persons, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnified Person affected by such conflict informs you of such conflict and thereafter retains its own counsel with your prior consent (not to be unreasonably withheld), of another firm of counsel in each applicable jurisdiction for such affected Indemnified Person)) and other reasonable and documented out-of-pocket expenses incurred in connection with investigating or defending any of the foregoing or in connection with the enforcement of any provision of this Commitment Letter; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to (A) losses, claims, damages, liabilities or related expenses (i) to the extent they are found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct, bad faith or gross negligence of an Indemnified Person or an Indemnified Person’s controlled or controlling affiliates or any of its or their respective officers, directors, employees, agents, controlling persons, members or representatives (collectively, such Indemnified Person’s “Related Persons”), or (ii) arising out of a material breach by an Indemnified Person (or an Indemnified Person’s Related Persons) of any obligations under this Commitment Letter (as determined by a court of competent jurisdiction in a final and non-appealable judgment), or (iii) arising out of any claim, actions, suits, inquiries, litigation, investigation or proceeding that does not involve an act or omission of you or any of your affiliates and that is brought by an Indemnified Person against any other Indemnified Person, (B) any settlement entered into by such Indemnified Person (or any of such Indemnified Person’s Related Persons) without your written consent (such consent not to be unreasonably withheld, delayed or conditioned); or (C) any expenses of the type referred to in clause (b) of this sentence, (b) to reimburse the Notes Purchasers from time to time, upon demand, for all reasonable, documented out-of-pocket expenses (including but not limited to expenses of our due diligence investigation and fees, disbursements and other charges of (i) Akin Gump Strauss Hauer & Feld, LLP, (ii) local counsel in each relevant jurisdiction, (iii) special counsel with respect to each relevant specialty and (iv) such other counsel identified in the Term Sheet), in each case, incurred in connection with the New Notes and the preparation and negotiation of this Commitment Letter, the definitive documentation for the New Notes and any ancillary documents and security and intercreditor arrangements in connection therewith and (c) to pay the fees, expenses, disbursements and other charges of the trustee and collateral agent for the New Notes and their respective counsel. It is further agreed that the Notes Purchasers shall have no liability to any person other than you, and you shall have no liability to any person other than the Notes Purchasers and the Indemnified Persons in connection with this Commitment Letter, the New Notes or the transactions contemplated hereby or thereby. None of the Indemnified Persons or you or any of your affiliates or the respective directors, officers, employees, advisors, and agents of the foregoing shall be liable for any indirect, special, punitive or consequential damages in connection with this Commitment Letter, the New Notes or the transactions contemplated hereby or thereby. The provisions of this Section 5 shall be superseded in each case by the applicable provisions contained in the definitive financing documentation in respect of the New Notes upon execution thereof and thereafter shall have no further force and effect. You shall not, without the prior written consent of each applicable Indemnified Person (which consent, except with respect to a settlement including a statement of the type referred to in clause (b) below, shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened Proceedings in respect of which indemnity could have been sought hereunder by such Indemnified Person unless such settlement (a) includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such Proceedings, (b) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person and (c) requires no action on the part of the Indemnified Person other than its consent (which consent shall not be unreasonably conditioned, withheld or delayed).

6.Sharing Information; Absence of Fiduciary Relationship; Affiliate Activities.
You acknowledge that we may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein or otherwise. We will not furnish confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or our other relationships with you to other companies. You also acknowledge that we do not have any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained by us from other companies.
You further acknowledge and agree that (a) each Notes Purchaser will act as an independent contractor and no fiduciary, advisory or agency relationship between you and us is intended to be or has been created in respect of any of the transactions contemplated by this Commitment Letter, (b) each Notes Purchaser is acting solely as a principal and not as an agent of yours hereunder and the Notes Purchasers, on the one hand, and you, on the other hand, have an arm’s-length business relationship that does not directly or indirectly give rise to, nor do you rely on, any fiduciary duty on the part of us in connection with this Commitment Letter and the transactions contemplated hereby, and (c) you are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated by this Commitment Letter.
7.Assignments; Amendments; Governing Law, Etc.
This Commitment Letter shall not be assignable by any party hereto without the prior written consent of each other party hereto and any attempted assignment without such consent shall be null and void; provided that each Note Purchaser may assign its commitments and agreements hereunder, in whole or in part, to (a) any of its affiliates, (b) any Affiliated Fund of such Note Purchaser or (c) any other Note Purchaser; provided further that any assignment pursuant to clause (a) or (b) shall not relieve such Note Purchaser of its obligation to purchase its allocation of New Notes as set forth on Schedule I hereto to the extent the conditions thereto have been satisfied and such assignee fails to fund such assigned commitment. For purposes of this Commitment Letter, “Affiliated Fund” means (a) any investment fund or separately managed account the primary investment advisor or sub-advisor to which is a Notes Purchaser or any investment adviser or affiliate thereof or (b) one or more special purpose vehicles that are wholly owned by one or more Notes Purchaser and its or their Affiliated Funds, created for the purpose of holding the commitment hereunder. This Commitment Letter is intended to be solely for the benefit of the parties hereto (and Indemnified Persons to the extent expressly provided for herein), and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and Indemnified Persons to the extent expressly provided for herein).
NOTWITHSTANDING ANYTHING HEREIN OR IN THE TERM SHEET OR ANY OTHER AGREEMENT TO THE CONTRARY (A) NO NOTES PURCHASER SHALL ACT AS AN UNDERWRITER, ARRANGER, TRUSTEE, AGENT OR IN A SIMILAR ROLE OR OTHERWISE PERFORM ANY SERVICES HEREUNDER AND (B) THE ROLE OF ANY NOTES PURCHASERS HEREUNDER AND UNDER THE TERM SHEET SHALL BE LIMITED TO THEIR COMMITMENT TO PROVIDE DEBT FINANCING AS A PRINCIPAL.
This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the Note Purchasers and you.

This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. Section headings used herein are for convenience of reference only, are not part of this Commitment Letter and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter.
This Commitment Letter supersedes all prior understandings, whether written or oral, between us with respect to the New Notes.
THIS COMMITMENT LETTER, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE IN ANY WAY TO THIS COMMITMENT LETTER, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS COMMITMENT LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Each of the parties hereto agrees that this Commitment Letter is a binding and enforceable agreement with respect to the subject matter contained herein, including an agreement to negotiate in good faith the New Notes Documentation by the parties hereto in a manner consistent with the terms hereof, it being acknowledged and agreed that the commitments provided hereunder are subject solely to the conditions expressly provided herein.
8.Jurisdiction.
Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Commitment Letter or the transactions contemplated hereby, and agrees that all claims in respect of any such action or proceeding shall be brought, heard and determined only in such New York State court or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter or the transactions contemplated hereby in any such New York State or Federal court, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court, and (d) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. You and we agree that service of any process, summons, notice or document by registered mail addressed to you or us at the respective addresses set forth above shall be effective service of process for any suit, action or proceeding brought in any such court.
9.Waiver of Jury Trial.
EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10.Confidentiality.
This Commitment Letter is delivered to you on the understanding that, prior to your acceptance hereof, this Commitment Letter and its terms or substance shall not be disclosed, directly or indirectly, by you to any other person except (a) to your officers, directors, employees, attorneys, agents, accountants, advisors, controlling persons and equity holders who are directly involved in the consideration of this matter on a confidential basis or (b) pursuant to the order of any court or administrative agency in any pending legal, judicial or administrative proceeding or otherwise as required by applicable law or compulsory legal process or to the extent requested or required by governmental and/or regulatory authorities (in which case you agree to inform us promptly thereof to the extent permitted by law); provided that you may disclose this Commitment Letter and the contents hereof (i) in any public or regulatory filing, (ii) to any rating agencies or (iii) to the extent such information becomes publicly available other than by reason of improper disclosure by you or your Related Persons in violation of any confidentiality obligations hereunder.
11.Surviving Provisions.
The reimbursement, indemnification, absence of fiduciary relationship, confidentiality, information, jurisdiction, governing law and waiver of jury trial provisions contained herein and the provisions of Section 5 of this Commitment Letter shall remain in full force and effect in accordance with their terms notwithstanding the termination of this Commitment Letter or the Notes Purchaser’s commitments hereunder; provided, that your obligations under this Commitment Letter, other than those provisions relating to confidentiality, shall automatically terminate and be superseded by the definitive documentation relating to the New Notes (to the extent covered thereby) upon our purchase thereof, and you shall automatically be released from all liability in connection therewith at such time.
12.PATRIOT Act Notification.
We hereby notify you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”) and the requirements of 31 C.F.R. §1010.230 (the “Beneficial Ownership Regulation”), each Notes Purchaser is required to obtain, verify and record information that identifies the Issuer and the Guarantors, which information includes the name, address, tax identification number and other information regarding the Issuer and the Guarantors that will allow the Notes Purchasers to identify the Issuer and the Guarantors in accordance with the PATRIOT Act and the Beneficial Ownership Regulation. This notice is given in accordance with the requirements of the PATRIOT Act and is effective as to each Notes Purchaser.
13.Acceptance and Termination.
If the foregoing correctly sets forth our agreement with you, please indicate your acceptance of the terms of this Commitment Letter by returning to us an executed counterpart hereof not later than 11:59 p.m., New York City time, on August 4, 2020. The Notes Purchaser’s commitments and agreements hereunder will expire automatically and without further action or notice and without further obligation to you at such time in the event that we have not received such executed counterpart in accordance with the immediately preceding sentence. In the event that the Closing Date does not occur on or before August 14, 2020, then this Commitment Letter and the Notes Purchasers’ commitments and agreements hereunder shall automatically terminate without further action or notice and without further obligation to you unless you and we shall, in our discretion, agree to an extension.

[Remainder of this page intentionally left blank]

[NOTES PURCHASER SIGNATURE PAGES NOT FURNISHED]

Accepted and agreed to as of the date first above written:
WEATHERFORD INTERNATIONAL LTD.
By: /s/ Stuart Fraser__________________
Name: Stuart Fraser
Title: Vice President and Chief Accounting Officer

SCHEDULE I

COMMITMENTS

[COMMITMENTS SCHEDULE NOT FURNISHED]

EXHIBIT A

TERM SHEET

(attached)

Weatherford International Ltd.
$500 Million 8.75% Senior Secured First Lien Notes
Summary of Principal Terms and Conditions

Issuer:	Weatherford International Ltd., a Bermuda exempted company (the “Issuer”).
Purchasers:
Each of the Note Purchasers (as defined in the Commitment Letter), each on behalf of certain of its affiliates and managed funds and accounts (individually, a “Purchaser” and, collectively, the “Purchasers”).

Notes:	Senior secured first lien notes in an aggregate principal amount of $500 million (the “New Notes”), which shall be purchased by the Purchasers.
Guarantors:
(a) Weatherford International plc, an Irish public limited company (the “Parent Guarantor”), Weatherford International, LLC, a Delaware limited liability company (“WIL-Delaware”), (b) all of the Parent Guarantor’s subsidiaries that guarantee the obligations under (i) the LC Credit Agreement dated as of December 13, 2019 (the “LC Credit Agreement”), among the Issuer and WIL-Delaware, as borrowers, the Parent Guarantor, as parent, the lenders and issuing banks from time to time party thereto and Deutsche Bank Trust Company Americas, as administrative agent and collateral agent, and (ii) the Issuer’s 11.00% senior notes due 2024 (the “Existing Unsecured Notes”) issued and outstanding under that certain Indenture dated as of December 13, 2019 (the “Existing Unsecured Notes Indenture”), among the Issuer, as issuer, the Guarantors (as defined below), as guarantors, and Deutsche Bank Trust Company Americas, as trustee, and (c) within a mutually agreed period following the Closing Date, all such other subsidiaries, including subsidiaries formed in non-US jurisdictions, of the Parent Guarantor that the parties agree to, as permitted by applicable legal requirements, subject to exclusions satisfactory to the Purchasers (the entities in clauses (a)-(c), individually, a “Guarantor” and, collectively, the “Guarantors”) will guarantee the New Notes on a senior basis (collectively, the “Guarantees”). The Guarantees will be guarantees of payment and not of collection.

Notes Parties:	The Issuer and the Guarantors (individually, a “Notes Party” and collectively, the “Notes Parties”).

Trustee:	An institution to be agreed will act as trustee and collateral agent (in such capacities, together with its permitted successors and assigns, the “Trustee”).
Closing Date:	The date on which all conditions to the funding of the New Notes have been satisfied and the initial issuance of the New Notes occurs (the “Closing Date”).
Use of Proceeds:
The proceeds of the New Notes will be used to (a) repay all obligations outstanding under and terminate the Credit Agreement dated as of December 13, 2019 (the “ABL Credit Agreement”), among Wells Fargo Bank, National Association, as administrative agent, the lenders and issuing banks from time to time party thereto, the Parent Guarantor, as parent, and the Issuer and WIL-Delaware, as borrowers, and/or cash collateralize the letters of credit outstanding thereunder, and (b) provide liquidity to the Notes Parties and their subsidiaries for working capital and other general corporate purposes, and to pay fees, costs and expenses associated with the New Notes Documentation (as defined herein) and the other transactions contemplated hereby.

Availability:	All New Notes shall be issued and sold on the Closing Date. New Notes that are redeemed may not be reissued.
Maturity Date:	91 days prior to maturity of the Existing Unsecured Notes (the “New Notes Maturity Date”).
Interest:
The New Notes shall bear interest payable in cash at a rate equal to 8.75% per annum. Accrued interest shall be payable in cash semi-annually in arrears and on the New Notes Maturity Date.
Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Amortization:	None. The New Notes shall be payable in full on the New Notes Maturity Date.

2
4823-0034-0933 v16

Redemption:
The New Notes shall be non-callable for one (1) year after the Closing Date; provided, that, prior to the first anniversary of the Closing Date, the Issuer may redeem the New Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 104.375% of the principal amount of the New Notes redeemed plus the Applicable Premium (as defined below) as of, and accrued and unpaid interest to, the applicable redemption date.
Thereafter, the Issuer may redeem the New Notes at its option, in whole at any time or in part from time to time, on and after (i) the first anniversary of the Closing Date, but prior to the second anniversary of the Closing Date, at 104.375% of the principal amount being redeemed, (ii) on or after the second anniversary of the Closing Date, but prior to the third anniversary of the Closing Date, at 102.188% of the principal amount being redeemed and (iii) on and after the third anniversary of the Closing Date, at par, in each case plus accrued and unpaid interest, to the applicable redemption date.
“Applicable Premium” shall mean the excess of: (a) the present value at such redemption date of (i) the principal amount of the New Notes to be redeemed plus (ii) all required interest payments due on such New Notes through the first anniversary of the Closing Date (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate plus 50 basis points; over (b) the then outstanding principal amount of such New Notes.
The New Notes shall expressly provide that any premium, including the Applicable Premium, shall become due and payable upon acceleration (including with respect to any bankruptcy event).

Mandatory Redemptions:	The New Notes shall not be subject to mandatory redemption or sinking fund payments.
Offer to Purchase:
The Issuer will be required to make an offer to repurchase the New Notes at par, plus accrued and unpaid interest, from the net cash proceeds of asset sales (defined in a manner consistent with the Documentation Precedent (as defined below)) by the Parent Guarantor or any of its restricted subsidiaries, subject to exceptions and thresholds consistent with the Documentation Precedent. In addition, the Issuer will be required to offer to repurchase the New Notes upon the occurrence of a change of control (defined in a manner consistent with the Documentation Precedent), which offer shall be at 101% of the principal amount plus accrued and unpaid interest, and shall otherwise be consistent with the Documentation Precedent.

3
4823-0034-0933 v16

Security:
The New Notes will be secured by substantially all assets of the Issuer and the Guarantors, including a pledge of the equity in subsidiaries formed in non-US jurisdictions, as permitted by applicable legal requirements, subject to exclusions satisfactory to the Purchasers (the “Collateral”). The liens on the Collateral securing the New Notes shall be pari passu to the liens on the Collateral securing the obligations under the LC Credit Agreement, subject to an intercreditor agreement that provides for (a) first-out payment to obligations under (i) the LC Credit Agreement with respect to proceeds from Collateral existing on the Closing Date and (ii) the New Notes with respect to proceeds from assets that become Collateral after the Closing Date, and (b) last-out payment to obligations under (i) the New Notes with respect to proceeds from Collateral existing on the Closing Date and (ii) the LC Credit Agreement with respect to proceeds from assets that become Collateral after the Closing Date, which intercreditor agreement to also contain such other terms to be agreed between the Purchasers and the agent under the LC Credit Agreement (the “Intercreditor Agreement”). The New Notes and the Guarantees will rank effectively senior to the notes and the guarantees issued under the Existing Unsecured Notes Indenture to the extent of the value of the Collateral.

Documentation:
The documentation for the New Notes (the “New Notes Documentation”) will be based on and consistent with the Existing Unsecured Notes Indenture, modified as appropriate to take into account the terms set forth in this Term Sheet and otherwise negotiated reasonably and in good faith to reflect the first lien secured nature of the New Notes (the “Documentation Precedent”).

Issue Price:	95.00%.
Commitment Fee:	3.00%, to be payable in cash on the Closing Date if the Closing Date occurs, which may, at the option of the Purchasers, be netted out of note proceeds.
Conditions to New Notes Purchase:	The conditions precedent to the purchase by each Purchaser of the New Notes will be only those set forth in the Conditions Annex attached hereto and incorporated by reference herein.

4
4823-0034-0933 v16

Covenants:
Similar to those in the Documentation Precedent (including obtaining and maintaining a rating of the New Notes and with such changes as necessary to reflect the secured nature of the New Notes and as to be agreed by the parties, including, among other things, (x) to add prepayment of junior secured and unsecured indebtedness as restricted payments, (y) to exclude unsecured/junior lien indebtedness from being considered as “cash” for asset sale covenant purposes and (z) the Guarantors shall not have the ability to incur unlimited liens if the corresponding indebtedness is equally and ratably secured); provided that the New Notes Documentation shall provide that (a) any secured debt for borrowed money will be limited to (i) letters of credit issued under the LC Credit Agreement up to the maximum amount then permitted under the LC Credit Agreement as of the Closing Date, and debt the proceeds of which are used to repay or refinance the obligations under the LC Credit Agreement, which may secured by the Collateral on a pari passu basis with the New Notes; and (ii) $100 million of additional notes issued under the indenture governing the New Notes issued at a price no less than par, (b) no additional debt (other than Capitalized Lease Obligations (as defined in the Existing Unsecured Notes Indenture)) may be incurred by non-Guarantor subsidiaries, (c) the Note Parties and their subsidiaries shall be permitted to incur cash collateralized letters of credit issued in the ordinary course of business and consistent with past practice and (d) the general restricted payment basket may be used to prepay junior secured and unsecured indebtedness, but not for the payment of dividends.

Financial Covenants
Minimum Liquidity (defined in a manner consistent with the LC Credit Agreement) of $200,000,000; provided, however, that to the extent the LC Credit Agreement is amended to reduce the minimum Liquidity thereunder to an amount that is less than $200,000,000, the minimum Liquidity threshold under the New Notes Documentation shall be reduced correspondingly, but not to a level that is less than $150,000,000.

Events of Default:	Consistent with the Documentation Precedent, with such changes as necessary to reflect the secured nature of the New Notes and as to be agreed by the parties.
Assignments and Participations:	The New Notes shall be issued in registered form and shall be transferrable subject to compliance with applicable securities laws and procedures usual and customary for securities of this type.
Voting:	Consistent with the Documentation Precedent; provided that release of all or substantially all the Collateral shall require the consent of holders of 66-2/3% of the principal amount then outstanding.

5
4823-0034-0933 v16

Securities Laws Matters:
The New Notes will not be registered under the Securities Act of 1933, and will be issued in reliance on Section 4(a)(2) thereunder or another exemption from registration.
The New Notes will not have any registration rights.

Governing Law:	New York.
Counsel to Purchasers:	Akin Gump Strauss Hauer & Feld LLP.

CONDITIONS ANNEX
The purchase by each Purchaser of the New Notes shall be subject to the satisfaction (or waiver by such Purchaser) of only the following conditions precedent:
(a)The New Notes Documentation shall have been executed and delivered, and the Trustee and the Purchasers shall have received the following: (i) customary legal opinions, (ii) a customary closing certificate and customary officers’ certificates attaching evidence of authority and incumbency, charter documents and good standing certificates for the jurisdictions of incorporation and (iii) the results of customary, recent lien searches reasonably satisfactory to the Purchasers.
(b)Delivery of all documents and instruments necessary to establish perfected security interests of the Trustee in the Collateral; provided that the perfection of any security interest in the Collateral or any deliverable related to the perfection of security interests in the Collateral (other than Collateral the security interest in which may be perfected by the filing of a UCC financing statement) that is not or cannot be provided and/or perfected on the Closing Date (x) without undue burden or expense or (y) after the Company’s use of commercially reasonable efforts to do so shall not constitute a condition precedent to the issuance of the New Notes, and, in such case, the provision and/or perfection of such security interest(s) or deliverable shall then be required to be delivered, pursuant to arrangements agreed between the Issuer, the Trustee and the Purchasers, within post-closing periods to be mutually agreed.
(c)Delivery of the Intercreditor Agreement in form and substance reasonably satisfactory to the Purchasers.
(d)Delivery of an amendment to the LC Credit Agreement in form and substance satisfactory to the Purchasers; provided that such amendment shall permit the issuance of the New Notes on the terms contemplated in the Term Sheet, including (i) the incurrence of liens securing the New Notes with the priorities set forth in the Term Sheet and (ii) permitting the maturity date of the New Notes to be 91 days prior to the maturity of the Existing Unsecured Notes.
(e)Substantially concurrently with the issuance of the New Notes, the indebtedness under the ABL Credit Agreement shall be repaid or otherwise discharged (other than in respect of letters of credit that are either rolled into or back-stopped by letters of credit issued under standalone letter of credit facilities or cash collateralized) and all liens and security interests under the ABL Credit Agreement shall be released (other than liens on cash that is collateralizing letters of credit).
(f)Payment of all fees and expenses of each of the Purchasers and the Trustee required to be paid by the Issuer on the Closing Date.

6
4823-0034-0933 v16

(g)Delivery of a customary purchase agreement in form and substance reasonably satisfactory to the Purchasers.
(h)The New Notes shall be eligible for clearance and settlement through DTC.

7
4823-0034-0933 v16